Exhibit 99.2

Pacific Mercantile Bancorp to Participate in
D.A. Davidson 19th Annual FIG Summit & Financial Institutions Conference
Costa Mesa, CA.- May 5, 2017 - Pacific Mercantile Bancorp (NASDAQ: PMBC), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, and PM Asset Resolution, Inc. ("PMAR"), a wholly owned non-bank subsidiary, today announced that Tom Vertin, President & Chief Executive Officer, Thomas Inserra, Executive Vice President & Chief Risk Officer, and Curt Christianssen, Executive Vice President & Chief Financial Officer, will participate in the D.A. Davidson 19th Annual FIG Summit & Financial Institutions Conference on May 10, 2017 in Denver. During the conference, the management team will hold a series of meetings with institutional investors.
A copy of the investor presentation to be used during the meetings will be filed on Form 8-K with the Securities and Exchange Commission and can be accessed on the SEC Filings page of the Company’s investor relations website.
About Pacific Mercantile Bancorp
Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.
The Bank, headquartered in Orange County, operates a total of nine offices in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. In addition, the Bank offers comprehensive online banking services accessible at www.pmbank.com. Pacific Mercantile Bancorp (NASDAQ: PMBC) is the parent holding company of Pacific Mercantile Bank.
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Contact:
Curt Christianssen
Chief Financial Officer
714-438-2500